Exhibit 99.1
Asana Announces Record Third Quarter Revenues
Q3 Revenues grew 55% year over year
Over 89,000 total paying customers
Revenues from customers who spend $5,000 or more on an annualized basis grew over 80% year over year
Fiscal year outlook raised
December 9, 2020 – San Francisco, CA – Asana, Inc. (NYSE: ASAN), a leading work management platform for teams, today reported financial results for its third quarter ended October 31, 2020.

“We reported a very strong quarter, with total revenue growth of 55 percent year over year and growth of revenue from customers who spend $5,000 or more on an annualized basis of over 80 percent year over year," said Dustin Moskovitz, co-founder and chief executive officer of Asana. “With the acceleration of digital transformation, organizations are reimagining every aspect of business operations to ensure that people can stay engaged, aligned and effective, no matter where they are. Asana’s Work Graph provides the power, flexibility and control that organizations need to orchestrate work at scale."
Third Quarter Fiscal 2021 Financial Highlights
•Revenues: Revenues were $58.9 million, an increase of 55% year over year.
•Operating Loss: GAAP operating loss was $61.9 million, or 105.1% of revenues, compared to GAAP operating loss of $63.1 million, or 165.7% of revenues, in the third quarter of fiscal 2020. Non-GAAP operating loss was $37.3 million, or 63.3% of revenues, compared to non-GAAP operating loss of $21.5 million, or 56.3% of revenues, in the third quarter of fiscal 2020.
•Net Loss: GAAP net loss was $73.3 million, compared to GAAP net loss of $62.8 million in the third quarter of fiscal 2020. GAAP net loss per share was $0.65, compared to GAAP net loss per share of $0.89 in the third quarter of fiscal 2020. Non-GAAP net loss was $38.3 million, compared to non-GAAP net loss of $21.2 million in the third quarter of fiscal 2020. Non-GAAP net loss per share was $0.34, compared to non-GAAP net loss per share of $0.30 in the third quarter of fiscal 2020.
•Cash Flow: Cash flows from operating activities were negative $34.4 million, compared to cash flows from operating activities of negative $10.9 million in the third quarter of fiscal 2020. Free cash flow was negative $19.5 million, compared to negative $11.6 million in the third quarter of fiscal 2020.

Business Highlights
•Expanded Asana’s App ecosystem with a powerful set of best-in-class integrations with Zoom, Jira, Microsoft Teams and Slack.
•Continued enterprise-ready product momentum announcing enhanced Rules functionality, and expanded administrative controls to help organizations stay connected at scale.
•Ended the quarter with over 89,000 paying customers.

Exhibit 99.1
•The number of customers spending $5,000 or more on an annualized basis grew to 8,938, an increase of 58% year over year.
•The number of customers spending $50,000 or more on an annualized basis grew to 318, an increase of 104% year over year.
•Overall dollar-based net retention rate was over 115%.
•Dollar-based net retention rate for customers with $5,000 or more in annualized spend was over 125%.
•Dollar-based net retention rate for customers with $50,000 or more in annualized spend was over 140%.

Financial Outlook
For the fourth quarter of fiscal 2021, Asana currently expects:
•Revenues of $62 million to $63 million, representing year-over-year growth of 43% to 45%
•Non-GAAP operating loss of $42.5 million to $39.5 million
•Non-GAAP net loss per share of $0.27 to $0.25, assuming basic and diluted weighted average shares outstanding of approximately 158 million
For the full fiscal year 2021, Asana currently expects:
•Revenues of $220.6 million to $221.6 million, representing year-over-year growth of 55%
•Non-GAAP operating loss of $130.8 million to $127.8 million
•Non-GAAP net loss per share of $1.24 to $1.21, assuming basic and diluted weighted average shares outstanding of approximately 106 million
These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its third quarter of fiscal 2021 non-GAAP results included in this press release.
Conference Call Information
Asana will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on December 9, 2020. A live webcast and accompanying presentation can be accessed on the Investor Relations section of Asana’s website at: https://investors.asana.com. The conference call can also be accessed by dialing (833) 529-0220, or +1 236-389-2147 (outside of the US). The conference ID is 672-9445. A replay of the call via webcast will be available at https://investors.asana.com.

Exhibit 99.1
Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Asana’s outlook for the fourth fiscal quarter and the full fiscal year ending January 31, 2021, Asana’s market position, and potential market opportunities. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “remain,” “may,” “might,” “will,” “would” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and the impact of the COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s final prospectus filed on September 30, 2020 with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Use of Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
Asana believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations, and allow for greater

Exhibit 99.1
transparency with respect to important metrics used by Asana’s management for financial and operational decision-making. Asana is presenting these non-GAAP financial metrics to assist investors in seeing its financial performance through the eyes of management, and because Asana believes that these measures provide an additional tool for investors to use in comparing its core financial performance over multiple periods with other companies in Asana’s industry.
Asana defines non-GAAP operating loss as GAAP loss from operations plus stock-based compensation expense and non-recurring costs such as direct listing expenses. Asana defines non-GAAP net loss as GAAP net loss plus stock-based compensation expense, amortization of discount and non-cash contractual interest expense related to its senior mandatory convertible promissory note, and non-recurring costs such as direct listing expenses. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.
Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of Asana’s corporate headquarters in San Francisco and direct listing expenses. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
Definitions of Business Metrics
Dollar-based net retention rate
Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, and its ability to retain its customers.

Exhibit 99.1
About Asana
Asana helps teams orchestrate their work, from small projects to strategic initiatives. Headquartered in San Francisco, CA, Asana has more than 89,000 paying customers and millions of free organizations across 190 countries. Global customers such as Allbirds, Sephora, Sky, Spotify, Viessmann and Woolworths rely on Asana to manage everything from company objectives to digital transformation to product launches and marketing campaigns.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its Twitter account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), and its Facebook page (www.facebook.com/asana/), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.
Catherine Buan
Asana Investor Relations
ir@asana.com

Stephanie Hess
Asana Corporate Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenues	$58,905	$38,079	$158,635	$99,136
Cost of revenues(1)	7,321	5,328	20,548	14,079
Gross profit	51,584	32,751	138,087	85,057
Operating expenses:
Research and development(1)	32,996	39,712	81,338	69,588
Sales and marketing(1)	48,039	35,902	122,952	74,927
General and administrative(1)	32,483	20,222	58,400	34,871
Total operating expenses	113,518	95,836	262,690	179,386
Loss from operations	(61,934)	(63,085)	(124,603)	(94,329)
Interest income and other income (expense), net	(389)	343	1,010	1,168
Interest expense	(10,351)	—	(25,706)	—
Loss before provision for income taxes	(72,674)	(62,742)	(149,299)	(93,161)
Provision for income taxes	615	61	901	183
Net loss	$(73,289)	$(62,803)	$(150,200)	$(93,344)
Net loss per share:
Basic and diluted	$(0.65)	$(0.89)	$(1.70)	$(1.35)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	113,264	70,736	88,539	69,053
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cost of revenues	$75	$77	$175	$90
Research and development	4,783	21,068	9,520	22,950
Sales and marketing	2,463	8,441	5,084	9,402
General and administrative	1,620	12,042	3,520	12,614
Total stock-based compensation expense	$8,941	$41,628	$18,299	$45,056

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	October 31, 2020	January 31, 2020
Assets
Current assets
Cash and cash equivalents	$297,425	$306,020
Marketable securities	126,439	45,288
Accounts receivable, net	23,287	12,659
Prepaid expenses and other current assets	25,277	16,667
Total current assets	472,428	380,634
Property and equipment, net	54,787	10,100
Restricted cash, noncurrent	—	4,657
Operating lease right-of-use assets	138,752	20,818
Other assets	8,018	5,483
Total assets	$673,985	$421,692

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$16,291	$7,549
Accrued expenses and other current liabilities	36,331	18,241
Deferred revenue, current (1)	88,871	62,725
Operating lease liabilities, current	10,960	11,613
Total current liabilities	152,453	100,128
Term loan, net	12,491	—
Convertible notes, net—related party	340,788	203,097
Operating lease liabilities, noncurrent	138,141	10,472
Other liabilities(1)	2,416	2,729
Total liabilities	646,289	316,426
Commitments and contingencies
Redeemable convertible preferred stock	—	250,581
Stockholders’ (deficit) equity
Common stock	2	1
Additional paid-in capital	507,737	184,522
Accumulated other comprehensive loss	(107)	(102)
Accumulated deficit	(479,936)	(329,736)
Total stockholders’ (deficit) equity	27,696	(145,315)
Total liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity	$673,985	$421,692

_______________
(1) Total deferred revenue was $90.1 million as of October 31, 2020 (unaudited), of which $1.3 million, is presented within other liabilities, as a noncurrent liability, in the consolidated balance sheets.

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(73,289)	$(62,803)	$(150,200)	$(93,344)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	84	122	1,204	298
Depreciation and amortization	992	528	2,508	1,691
Gain on sale of assets	(12)	—	(12)	—
Amortization of deferred contract acquisition costs	1,099	448	2,684	1,011
Stock-based compensation expense	8,941	41,628	18,299	45,056
Net accretion of discount of marketable securities	135	(184)	82	(882)
Change in fair value of redeemable convertible preferred stock warrant liability	—	55	—	109
Non-cash lease expense	5,250	2,025	11,835	5,731
Amortization of discount on convertible notes and term loan issuance costs	6,350	—	15,964	—
Non-cash interest expense	3,970	—	9,709	—
Changes in operating assets and liabilities:
Accounts receivable	(7,079)	(3,138)	(11,831)	(5,238)
Prepaid expenses and other current assets	(8,874)	(3,007)	(13,251)	(5,358)
Other assets	(1,175)	(559)	(2,537)	(1,396)
Accounts payable	299	828	1,840	2,611
Accrued expenses and other current liabilities	10,046	3,767	13,544	4,910
Deferred revenue	15,102	11,202	26,041	25,786
Operating lease liabilities	3,726	(1,851)	(584)	(5,024)
Net cash used in operating activities	(34,435)	(10,939)	(74,705)	(24,039)
Cash flows from investing activities
Purchases of marketable securities	(126,613)	(22,963)	(126,613)	(75,969)
Sales of marketable securities	—	(3)	—	2,677
Maturities of marketable securities	6,399	34,700	45,341	84,300
Purchases of property and equipment	(22,752)	(1,006)	(35,153)	(1,855)
Sales of property and equipment	12	—	12	—
Capitalized internal-use software	(40)	—	(858)	(302)
Net cash provided by (used in) investing activities	(142,994)	10,728	(117,271)	8,851
Cash flows from financing activities
Proceeds from term loan, net of issuance costs	10,000	—	12,915	—
Proceeds from issuance of convertible notes—related party	—	—	150,000	—
Taxes paid related to net share settlement of equity awards	(192)	—	(378)	—
Repurchases of common stock	—	(59)	—	(70)
Proceeds from exercise of stock options	14,443	4,914	16,194	7,848
Net cash provided by financing activities	24,251	4,855	178,731	7,778
Effect of foreign exchange rates on cash and cash equivalents and restricted cash	(71)	39	(7)	41
Net increase (decrease) in cash, cash equivalents, and restricted cash	(153,249)	4,683	(13,252)	(7,369)
Cash, cash equivalents, and restricted cash
Beginning of period	450,674	14,528	310,677	26,580
End of period	$297,425	$19,211	$297,425	$19,211

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Reconciliation of gross profit and gross margin
GAAP gross profit	$51,584	$32,751	$138,087	$85,057
Plus: stock-based compensation	75	77	175	90
Non-GAAP gross profit	$51,659	$32,828	$138,262	$85,147
GAAP gross margin	87.6%	86.0%	87.0%	85.8%
Non-GAAP adjustments	0.1%	0.2%	0.2%	0.1%
Non-GAAP gross margin	87.7%	86.2%	87.2%	85.9%
Reconciliation of operating expenses
GAAP research and development	$32,996	$39,712	$81,338	$69,588
Less: stock-based compensation	(4,783)	(21,068)	(9,520)	(22,950)
Non-GAAP research and development	$28,213	$18,644	$71,818	$46,638
GAAP research and development as percentage of revenue	56.0%	104.3%	51.3%	70.2%
Non-GAAP research and development as percentage of revenue	47.9%	49.0%	45.3%	47.0%
GAAP sales and marketing	$48,039	$35,902	$122,952	$74,927
Less: stock-based compensation	(2,463)	(8,441)	(5,084)	(9,402)
Non-GAAP sales and marketing	$45,576	$27,461	$117,868	$65,525
GAAP sales and marketing as percentage of revenue	81.6%	94.3%	77.5%	75.6%
Non-GAAP sales and marketing as percentage of revenue	77.4%	72.1%	74.3%	66.1%
GAAP general and administrative	$32,483	$20,222	$58,400	$34,871
Less: stock-based compensation	(1,620)	(12,042)	(3,520)	(12,614)
Less: direct listing expenses	(15,718)	—	(17,955)	—
Non-GAAP general and administrative	$15,145	$8,180	$36,925	$22,257
GAAP general and administrative as percentage of revenue	55.1%	53.1%	36.8%	35.2%
Non-GAAP general and administrative as percentage of revenue	25.7%	21.5%	23.3%	22.5%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(61,934)	$(63,085)	$(124,603)	$(94,329)
Plus: stock-based compensation	8,941	41,628	18,299	45,056
Plus: direct listing expenses	15,718	—	17,955	—
Non-GAAP loss from operations	$(37,275)	$(21,457)	$(88,349)	$(49,273)
GAAP operating margin	(105.1)%	(165.7)%	(78.5)%	(95.2)%
Non-GAAP adjustments	41.8%	109.4%	22.8%	45.5%
Non-GAAP operating margin	(63.3)%	(56.3)%	(55.7)%	(49.7)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Reconciliation of net loss
GAAP net loss	$(73,289)	$(62,803)	$(150,200)	$(93,344)
Plus: stock-based compensation	8,941	41,628	18,299	45,056
Plus: amortization of debt discount	6,346	—	15,955	—
Plus: non-cash interest	3,970	—	9,709	—
Plus: direct listing expenses	15,718	—	17,955	—
Non-GAAP net loss	$(38,314)	$(21,175)	$(88,282)	$(48,288)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.65)	$(0.89)	$(1.70)	$(1.35)
Non-GAAP adjustments to net loss	0.31	0.59	0.70	0.65
Non-GAAP net loss per share, basic	$(0.34)	$(0.30)	$(1.00)	$(0.70)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	113,264	70,736	88,539	69,053

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Computation of free cash flow
Net cash provided by (used in) investing activities	$(142,994)	$10,728	$(117,271)	$8,851
Net cash provided by financing activities	$24,251	$4,855	$178,731	$7,778
Net cash used in operating activities	$(34,435)	$(10,939)	$(74,705)	$(24,039)
Less: purchases of property and equipment	(22,752)	(1,006)	(35,153)	(1,855)
Less: capitalized internal-use software	(40)	—	(858)	(302)
Plus: purchases of property and equipment from build-out of corporate headquarters	21,822	343	33,130	754
Plus: direct listing expenses	15,903	—	19,112	—
Free cash flow	$(19,502)	$(11,602)	$(58,474)	$(25,442)